Exhibit (g)(1)(vii)

Date: April 4, 2017

Mr. Brock Hill

Senior Vice President

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Re: Addition of New Funds

Reference is made to the Custody and Investment Accounting Agreement between us dated as of March 28, 2008 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:

AllianzGI Global High Yield Fund

Removals/Liquidations:

AllianzGI Behavioral Advantage Large Cap Fund merged into the Capital Series Trust

AllianzGI China Equity Fund

AllianzGI Global Managed Volatility Fund

AllianzGI Retirement 2015 merged into AllianzGI Retirement Income Fund

Name Change:

Global Dynamic Allocation Fund fka AllianzGI Global Growth Allocation Fund

In accordance with the Additional Funds provisions of Section 16.9 of the Agreement, we request that you act as the custodian and investment accounting agent with respect to the fund changes. A current Schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of the Agreement, retaining one copy for your records and returning one to my attention.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

Allianz Funds Multi-Strategy Trust

By:	/s/ Lawrence Altadonna
Name: Lawrence Altadonna
Title: Treasurer

Accepted:

State Street Bank and Trust Company

By:	/s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

Allianz Global Investors U.S. LLC

1633 Broadway

New York, NY 10019

212.739.3000

Exhibit (g)(1)(vii)

SCHEDULE A

Revised as of April 4, 2017

AllianzGI Best Styles Emerging Markets Equity Fund

AllianzGI Best Styles Global Equity Fund

AllianzGI Best Styles International Equity Fund

AllianzGI Best Styles U.S. Equity Fund

AllianzGI Convertible Fund

AllianzGI Emerging Markets Consumer Fund

AllianzGI Emerging Markets Debt Fund

AllianzGI Emerging Markets Small-Cap Fund

AllianzGI Europe Equity Dividend Fund

AllianzGI Global Allocation Fund

AllianzGI Global Dynamic Allocation Fund

AllianzGI Global Fundamental Strategy Fund

AllianzGI Global High Yield Fund

\AllianzGI Global Megatrends Fund

AllianzGI Global Sustainability Fund

AllianzGI Global Water Fund

AllianzGI High Yield Bond Fund

AllianzGI International Growth Fund

AllianzGI International Small-Cap Fund

AllianzGI Micro Cap Fund

AllianzGI Multi-Asset Real Return Fund

AllianzGI NFJ Emerging Markets Value Fund

AllianzGI NFJ Global Dividend Value Fund

AllianzGI NFJ International Small-Cap Value Fund

AllianzGI NFJ International Value II Fund

AllianzGI Retirement 2020 Fund

AllianzGI Retirement 2025 Fund

AllianzGI Retirement 2030 Fund

AllianzGI Retirement 2035 Fund

AllianzGI Retirement 2040 Fund

AllianzGI Retirement 2045 Fund

AllianzGI Retirement 2050 Fund

AllianzGI Retirement 2055 Fund

AllianzGI Retirement Income Fund

AllianzGI Short Duration High Income Fund

AllianzGI Structured Return Fund

AllianzGI U.S. Equity Hedged Fund

AllianzGI U.S. Small-Cap Growth Fund

AllianzGI Ultra Micro Cap Fund